Exhibit 31.2

CERTIFICATIONS

I, Richard Heyse, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Innophos, Inc. (“the registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 21, 2008	By:	/s/ RICHARD HEYSE
Richard Heyse
Vice President and Chief Financial Officer (Principal Financial Officer)